Exhibit 10.3

FORBEARANCE AND SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS FORBEARANCE AND SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made as of March 1, 2024 (the “Effective Date”) by and among Presto Automation LLC (f/k/a E La Carte, LLC, f/k/a Ventoux Merger Sub II LLC) as Delaware limited liability company (“Borrower”), Presto Automation Inc. (f/k/a Ventoux CCM Acquisition Corp.), a Delaware corporation (the “Parent”), and Metropolitan Partners Group Administration, LLC, a Delaware limited liability company, in its capacity as administrative, agent and collateral agent (in such capacity, the “Agent”) under the Credit Agreement (as defined below), the Lenders (as defined below) signatory hereto, and, solely for purposes of Sections 4 through 6, 11, 18, 20, and 22 through 24, the Significant Stakeholders (as defined below).

Recitals

A.            Borrower and Parent are parties to that certain Credit Agreement dated September 21, 2022, by and between Borrower, Parent, each other Loan Party thereto, Agent, and the financial institutions party thereto from time to time (the “Lenders”), as amended by the Waiver and First Amendment to Credit Agreement dated March 31, 2023, Second Amendment to Credit Agreement dated May 25, 2023, Third Amendment to Credit Agreement dated October 10, 2023, Forbearance and Fourth Amendment to Credit Agreement, dated as of January 22, 2024 and Fifth Amendment to Credit Agreement and Acknowledgement, dated as of January 30, 2024 (collectively, and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).1

B.            As of the date hereof, Event of Defaults have occurred and are continuing under the Credit Agreement set forth on Schedule A (the “Forbearance Defaults”). As of the date hereof, the Forbearance Defaults have not been waived, and are continuing.

C.             Subject to the satisfaction of the conditions set forth herein, the Agent and the Lenders are willing to forbear for a limited period from further exercising their rights and remedies against the Loan Parties until the Forbearance Termination Date (as defined below), solely upon the terms and conditions set forth herein.

D.            In consideration of the terms, conditions and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, promise and agree as follows:

Agreement

1.             Recitals Incorporated. The recitals and prefatory phrases and paragraphs set forth above are hereby incorporated in full and made a part of this Agreement.

2.             Acknowledgment of Obligations. Each of the Loan Parties signatory hereto hereby acknowledges, confirms, and agrees that as of the close of business on February 28, 2024, the Loan Parties are indebted to the Lenders in the principal amount of $52,413,315.84 plus accrued interest, fees, costs, expenses and other charges, under the Credit Agreement and other Loan Documents (the “Outstanding Balance”). The Outstanding Balance, together with interest accruing thereon, and all fees, costs, expenses, and other charges now or hereafter payable by the Loan Parties to Lenders pursuant to the Loan Documents and hereunder, is unconditionally owing by the Loan Parties to the Lenders, without offset, defense, or counterclaim of any kind, nature, or description whatsoever.

1 All capitalized terms not otherwise defined in this Agreement have the definitions attributable to them in the Credit Agreement.

3.             Acknowledgment of Security Interests. Each of the Loan Parties signatory hereto hereby acknowledges, confirms, and agrees that the Agent, for the ratable benefit of itself and the Lenders, has and shall continue to have valid, enforceable, and perfected first-priority Liens upon and security interests in the Collateral pursuant to the Security Documents and any other Loan Document pursuant to which Agent is granted a Lien, and the validity and perfection of such Liens and security interests shall remain unaffected by the parties’ execution of this Agreement.

4.             Binding Effect of Documents. Each of the parties signatory hereto hereby acknowledges, confirms, and agrees that: (i) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent and the Lenders by such Loan Party, and each is and shall remain in full force and effect as of the Effective Date; (ii) the agreements and obligations of such Loan Party contained in the Loan Documents and in this Agreement constitute the legal, valid, and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, and such Loan Party has no valid defense to the enforcement of the obligations; and (iii) the Agent and the Lenders are entitled to the rights, remedies, and benefits provided for under the Loan Documents and applicable law.

5.             Acknowledgment of Forbearance Defaults. Each of the parties signatory hereto hereby acknowledges and agrees that (i) the Forbearance Defaults have occurred and are continuing, (ii) each of the Forbearance Defaults constitute an “Event of Default” under the Loan Documents, and (iii) as a result of such Events of Default, the Agent and the Lenders are and have been entitled to exercise their respective rights and remedies under the Loan Documents, applicable law, or otherwise. Each of the Loan Parties further represents and warrants that as of the Effective Date, no other Events of Default under the Loan Documents exist. The Agent and the Lenders have not waived and do not intend to waive any Forbearance Default, or any other Default or Event of Default which may exist under any Loan Document, and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute such a waiver.

6.             Representations of Loan Parties. Each Loan Party, and, with respect to clauses (ii) and (iii), each Significant Stakeholder (for itself only, and not for any Loan Party), hereby represents and warrants that:

(i)            Loan Document Representations. Each of the representations and warranties made by or on behalf of such Loan Party to the Agent and Lenders in any of the Loan Documents was true and correct when made, and is true and correct in all material respects on and as of the date hereof (except for (x) representations and warranties which are already subject to materiality, which shall be true and correct in all respects, and those referring to an earlier date, which shall be true and correct in all material respects as of such date, (y) any representations and warranties that no default or Event of Default exists, solely with respect to the Forbearance Defaults, and (z) those items specifically identified on Schedule B hereto), with the same full force and effect as if each of such representations and warranties had been made by such Loan Party on the Effective Date and in this Agreement.

(ii)           Binding Effect of Documents. This Agreement has been duly authorized, executed, and delivered to the Agent and the Lenders by such Loan Party or such Significant Stakeholder, as applicable, and is enforceable in accordance with its terms and is in full force and effect.

(iii)           No Conflict. The execution, delivery, and performance of this Agreement by such Loan Party or such Significant Stakeholder, as applicable, will not violate any requirement of law or contractual obligation of such Loan Party or such Significant Stakeholder, as applicable, and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues.

7.             Forbearance.

(i)            In reliance upon the undertakings, representations, warranties, and covenants of each Loan Party and each Significant Stakeholder contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, the Agent and the Lenders agree to forbear from further exercising their respective rights and remedies under the Loan Documents or applicable law in respect of or arising out of the Forbearance Defaults for the period commencing on the Effective Date and ending on the Forbearance Termination Date (as defined below) (the “Forbearance Period”).

(ii)           As used herein, the “Forbearance Termination Date” means the date that is the earliest of: (a) April 14, 2024; (b) the date on which any Loan Party commences, or threatens in writing to commence, any litigation against the Agent or any Lender; (c) the date on which any Loan Party takes any action inconsistent with the Agent’s or any Lender’s interests in the Collateral; (d) the commencement of any Insolvency Proceeding by or against any Loan Party; (e) any amendment to the Loan Parties’ Operating Documents, or the Company’s entry into any stockholders agreement or other Operating Document, which in any way amends or alters (other than such amendments or agreements as are required in order to give effect to the provisions of this Agreement and which shall be reasonably acceptable to the Agent) (A) the composition of the Loan Parties’ Governing Bodies, including providing any stockholder or other Person with any right to designate a director (except as may approved in writing by Agent in its sole discretion), (B) the relative voting rights of members of such Governing Bodies or stockholders, or (C) the terms of the Loan Parties’ governance, (f) Paul Hastings LLP ceases, for any reason, to act as corporate counsel to the Loan Parties, (g) on the date that is three (3) days after the Effective Date, if by that date the Loan Parties have not retained an interim or permanent resource to support capital markets activity reasonably acceptable to Agent in its sole discretion, or (h) the occurrence or existence of any Default or Event of Default hereunder or under any Loan Document, or any event or circumstance which, with notice or the passage of time, shall become an Event of Default (an “Unmatured Default”), other than the Forbearance Defaults. For purposes of clarity, failure of the Loan Parties to satisfy any of the covenants herein will constitute an immediate Event of Default for purposes of determining the Forbearance Termination Date. An “Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any Debtor Relief Law, or any agreement of such Person with respect to relief available under any Debtor Relief Law.

(iii)           Immediately upon termination of the Forbearance Period the agreement of the Lenders to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit the Agent and each Lender to exercise immediately all rights and remedies available to it under the Loan Documents and applicable law, including, without limitation, to accelerate all of the Obligations and impose the Default Rate, in each case without any further notice, demand, presentment, protest, passage of time, or forbearance of any kind (all of which each Loan Party hereby expressly waives).

(iv)          The Loan Parties understand and accept the temporary nature of the forbearance provided hereby, and the Loan Parties further acknowledge and agree that the Agent and the Lenders have given no assurances, written or oral, that they will extend such forbearance or provide waivers or amendments to the Credit Agreement or any other Loan Document. Nothing in this Forbearance Agreement constitutes a legal obligation on the Agent or any Lender to participate in any restructuring of the Credit Agreement or to execute any related documents and no such obligation shall arise except pursuant to definitive documentation acceptable to and executed by the Agent and the Lenders in their sole and absolute discretion.

(v)           In connection with and in consideration for entering into this Agreement on the terms set forth herein, the Loan Parties shall pay to the Agent, for the benefit of the Lenders, a forbearance fee in the amount of $250,000 (the “Forbearance Fee”), which Forbearance Fee shall not be refundable for any reason and shall be fully earned on the Effective Date. The Forbearance Fee shall be paid on the Effective Date. Payment of the Forbearance Fee shall be made in Dollars, by wire transfer of immediately available funds, to the account designated by Agent in writing to the Loan Parties, without deduction, set-off or counterclaim.

8.             Milestones; Additional Agreements

(i)            The Loan Parties shall raise additional working capital after the Effective Date and no later than March 4, 2024 (the “March 4 Capital Raise”). If the March 4 Capital Raise results in gross cash proceeds of $3,500,000.00 or more, excluding the March 1 Bridge Note, on or before March 4, 2024 the Forbearance Termination Date shall be unchanged. If the March 4 Capital Raise results in gross cash proceeds to the Loan Parties in an amount greater than or equal to $2,000,000 but less than $3,500,000, excluding the March 1 Bridge Note, on or prior to March 4, 2024, then effective on the closing date of the March 4 Capital Raise, the expiration date in clause (a) of the definition of “Forbearance Termination Date” shall be automatically amended to “March 16, 2024.” If the March 4 Capital Raise results in gross cash proceeds of less than $2,000,000.00, excluding the March 1 Bridge Note, on or before March 4, 2024, the expiration date in clause (a) of the definition of “Forbearance Termination Date” shall be automatically amended to “March 4, 2024.” The failure to close the Capital Raise on or before March 4, 2024 shall be an immediate Event of Default hereunder.

(ii)           Metropolitan’s obligations under Section 8(i) shall further be contingent on (A) the Loan Parties delivery to the Agent, no later than two (2) Business Days prior to the issuance under the applicable Capital Raise identified in Section 8(i) of written notice (in form and substance acceptable to Agent, in its sole discretion) (1) setting forth (i) the terms of such issuance, (ii) the date of closing of such issuance, (iii) the aggregate gross cash proceeds and Net Cash Proceeds of such issuance and the Capital Raise as a whole, and (2) attaching copies of all substantially final documentation in connection with such issuance, (B) the Loan Parties and the Significant Stakeholders reaffirming the provisions of Section 20 of this Agreement through and as of the applicable date of issuance, (C) [reserved], and (D) appropriate documentation acceptable to the Agent and the Lenders in their sole discretion. Any election by the Loan Parties under Sections 8(i) must be made in conjunction with the closing of an issuance of a Capital Raise, with any conversion, forgiveness, new capital funding or other obligation of the Agent, Metropolitan or any Lender being effective contemporaneously with the applicable issuance under a Capital Raise.

(iii)          The Loan Parties have informed the Agent that they intend to incur Subordinated Indebtedness from Remus Capital Series B II, L.P. on the date hereof, to be used to fund an escrow account available to the Loan Parties under certain circumstances as described therein (the “March 1 Bridge Note”). The Agent hereby consents to the Loan Parties issuance of the March 1 Bridge Note, in the form previously provided to the Agent. The March 1 Bridge Note is and shall be Subordinated Indebtedness and Parent Subordinated Indebtedness for all purposes under the Loan Documents.

9.             Amendments to the Credit Agreement

(i)            Effective immediately upon the Effective Date:

(1)            The definition of “Loan Documents” shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

“Loan Documents”: this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Security Documents, the Notes, the Warrant Subscription Agreement, the Warrants, the Founder Shares Transfer Agreement, the Registration Rights Agreements, each Perfection Certificate, each Compliance Certificate, the Fee Letter, each Notice of Borrowing, each Payment Notice and any other document or instrument evidencing, securing or otherwise governing the Obligations and any amendment, restatement, supplement or other modification to any of the foregoing.

(2)            The definition of “Forbearance Termination Date” shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

“Forbearance Termination Date”: has the meaning ascribed to such term in the Sixth Amendment.

(3)            The following definitions shall be inserted in appropriate alphabetical order:

“Sixth Amendment Effective Date”: March 1, 2024.

“Sixth Amendment”: that certain Forbearance and Sixth Amendment to Credit Agreement, dated as of the Sixth Amendment Effective Date, by and among the Borrower, Parent, the other Loan Parties thereto, the Significant Stakeholders party thereto, the Agent and the Lenders.

(4)            Section 6.17(a) of the Credit Agreement shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

(a)           Borrower shall not permit Unrestricted Cash, measured as of the close of business on Friday of each week, to be less than the Minimum Unrestricted Cash Amount as of such date of determination; provided, that, for purposes of calculating compliance with this Section 6.17(a), to the extent that as of any date the Cash Balance Report pursuant to Section 5.1(i) most recently due has not been delivered, until such time as the applicable report is delivered, the Borrower’s Unrestricted Cash shall be deemed to be $0 for the applicable period and date of determination.

(5)            Section 7.1(f) of the Credit Agreement shall be amended and restated by deleting the text thereof in its entirety and replacing it with:

(f)            (i) the occurrence of any default or breach by Borrower or any Loan Party under the Nirvana Debt or any Subordinated Indebtedness, or any of the instruments or other documents executed in connection therewith and, in each case, such default or breach continues for more than any applicable grace period and permits the holder of any such indebtedness to accelerate the maturity thereof or cause a redemption thereof (whether or not the payment at maturity or upon such redemption is then permitted), (ii) the occurrence of any default or breach of any subordination agreements in respect of, or subordination provisions contained in, any Subordinated Indebtedness, (iii) any Person challenges any subordination agreement in respect of, or subordination provisions contained in, any Subordinated Indebtedness, or (iv) the January 2024 Parent Notes or the March 1 Bridge Note fail to constitute Parent Subordinated Indebtedness at any time.

10.            Other Waivers; Reservation of Rights.

(i)            The Agent and Lenders have not waived, nor do they have any intention of waiving, any Events of Default or Unmatured Defaults which may be continuing on the Effective Date or any Events of Default or Unmatured Defaults which may occur after the Effective Date (whether the same or similar to the Forbearance Defaults or otherwise), and the Agent and Lenders have not agreed to forbear with respect to any of their respective rights or remedies concerning any other Events of Default or Unmatured Defaults (other than, during the Forbearance Period, the Forbearance Defaults to the extent expressly set forth herein), occurring at any time.

(ii)            Subject to Section 7 above (solely with respect to the Forbearance Defaults during the Forbearance Period), the Agent and Lenders reserve the right, in their sole and absolute discretion, to exercise any or all of their respective rights and remedies under the Loan Documents as a result of any other Events of Default or Unmatured Defaults occurring at any time. The Agent and Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on the Agent’s or any Lender’s part in exercising any such rights or remedies, should be construed as a waiver of or limitation on such rights or remedies. Each Loan Party shall continue to comply with all limitations, restrictions, covenants and prohibitions that would otherwise be effective or applicable under the Loan Documents.

11.           Additional Defaults. Each of the Loan Parties and Significant Stakeholders acknowledges, confirms, and agrees that any misrepresentation by any Loan Party or any Significant Stakeholder, or any failure of any Loan Party or any Significant Stakeholder to comply with the covenants, conditions, and agreements contained in this Agreement, any other Loan Document, or any other agreement, document, or instrument at any time executed and/or delivered by such Loan Party or Significant Stakeholder, as applicable, with, to or in favor of the Agent or the Lenders, shall constitute an immediate Event of Default under this Agreement and the other Loan Documents. In the event any person other than the Agent and the Lenders shall at any time, for any reason, exercise any of its rights or remedies against any Loan Party or such Loan Party’s property or assets which would in any way affect the Collateral or the Agent’s liens thereon on rights thereto, such event shall constitute an immediate Event of Default hereunder and an Event of Default under the Loan Documents.

12.           Capital Raise.

(i)           Updates. At such times reasonably requested by Agent, the Loan Parties and the Investment Banker in respect of the Capital Raise shall conduct a telephonic meeting, to be attended by management representatives of the Loan Parties, the Investment Banker, and Agent, during which the Loan Parties and the Investment Banker shall present to Agent on the work done and planned to be done by the Investment Banker and the Loan Parties in connection with each Capital Raise and the results and projected results of such work.

(ii)           Cooperation. During the Forbearance Period and at all times thereafter, the Loan Parties shall (i) maintain an independent committee of the Parent’s board of directors to work with the Agent and the Lenders on the development and execution of a strategic plan for the Loan Parties and the Obligations in the event that the Forbearance Period terminates (an “Alternative Path”) and (ii) direct Teneo and an Investment Banker (which shall not be the Investment Banker assisting the Loan Parties on the Capital Raise) to work with the Agent and the Lenders in the development and execution of the Alternative Path, including the identification and solicitation of additional financing sources for the Loan Parties. The Loan Parties shall fully cooperate with, and shall not impede, contest or otherwise interfere with such efforts.

(iii)          Access to Records. The Loan Parties shall (i) provide access to their properties and systems (including remote access as may be requested) the Agent, the Lenders, Teneo and the applicable Investment Banker (Teneo and such Investment Banker collectively “Loan Party Professionals”), as well as professionals hired by the Agent or the Lenders (the “Lender Professionals” and, collectively with the Loan Party Professionals, the “Professionals” and each a “Professional”) as frequently as any such Professional reasonably determines to be appropriate in order to perform the agreed scope of work under their respective engagements; (ii) make the Loan Parties’ directors, officers, employees and advisors available for meetings and discussions with Agent and/or the Professionals at such times as shall be reasonably requested; (iii) permit the Professionals to conduct monitoring and evaluations of the Loan Parties’ finances, financial condition, business and operations; (iv) furnish information when reasonably requested and permit Agent and the Professionals to inspect and obtain copies (including electronic data), as available, from the Loan Parties’ books and records; and (v) provide timely updates to the Agent and Professionals on any changes in the business or expected financial performance that could reasonably be expected to have a material effect on the affairs of the Loan Parties. The Lender Professionals are also entitled to meet with the Loan Party Professionals and the Loan Parties’ counsel.

(iv)          Ordinary Course Operations. Except as otherwise set forth in the Credit Agreement, the Loan Parties shall continue to operate in the ordinary course of business until all obligations to the Agent and Lenders are satisfied in full or as otherwise consented to by the Agent and Lender in their sole and absolute discretion.

(v)          Additional funding. During the Forbearance Period, but in contemplation of the termination of the Forbearance Period, Agent, the Lenders and the Loan Parties agree to explore and consider (1) an Alternative Path and (2) a potential new investment by Agent and/or the Lenders in the Loan Parties to bridge the Loan Parties’ liquidity needs towards such Alternative Path (together the “New Transaction”); provided, however, that this section is not binding on the Agent, any Lender or Loan Parties, will not be construed to be an offer, agreement, agreement in principle, agreement to agree, or commitment to enter into a New Transaction, and no binding obligation of Agent or any Lender (with respect to a New Transaction or otherwise) will arise herefrom other than pursuant to the terms of mutually agreeable definitive documentation which is duly executed by all parties thereto. Agent and the Lenders may at any time decline any further consideration of financing or participating in a New Transaction. This section shall not be construed to create a fiduciary relationship or joint venture between Agent, any Lender and any Loan Party. Any New Transaction is subject to the consideration and approval of Agent, each Lender and their respective investment committees, in their sole and absolute discretion.

13.           Covenants.

(i)            Each of the Loan Parties signatory hereto acknowledges, confirms, and agrees to provide the Agent with whatever additional documentation it may reasonably request or require, and to take all such actions and deliver such documents necessary or desirable, or reasonably requested by the Agent, to document, perfect, or continue the perfections of the Liens and security interests required under the Loan Documents.

(ii)           Each of the Loan Parties acknowledges, confirms, and agrees that it will not pledge, mortgage, create a lien on, or allow a lien or encumbrance on the Collateral, other than a lien or encumbrance in favor of the Agent, for the ratable benefit of the Secured Parties, without the Lenders’ prior written consent.

14.           Conditions Precedent to Effectiveness of this Agreement. The effectiveness of the terms and provisions of this Agreement shall be subject to the following conditions precedent:

(i)            Agent’s and each Lender’s receipt of this Agreement, duly authorized, executed, and delivered by each signatory hereto, together with such other documents, agreements and instruments as Agent or any Lender may require or reasonably request;

(ii)           Fees and Expenses. The Loan Parties shall have paid in cash all fees due as set forth in the Fee Letter to Agent and the reasonable expenses of the Agent and the Lenders, including, without limitation, the fees, costs and expenses of K&L Gates LLP, as counsel to the Agent and the Lenders, by wire transfer of immediately available funds;

(iii)          The Agent’s receipt, for the benefit of the Lenders, of the Forbearance Fee as set forth herein;

(iv)          [reserved]

(v)          All certifications, representations and warranties set forth in this Agreement shall be true and correct.

15.           Effective Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents hereby are ratified and confirmed by each of the Loan Parties as of the Effective Date. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement govern and control. Subject to the foregoing, the Loan Documents and this Agreement shall be read and construed as one agreement.

16.           Costs and Expenses. Each of the Loan Parties absolutely and unconditionally, jointly and severally, agrees to pay to the Agent and the Lenders, on demand at any time, all reasonable fees and disbursements, including, but not limited to, the fees of any counsel to the Agent and the Lenders arising out of or in connection with the Forbearance Defaults and any steps or activities taken in connection therewith in respect of the Loan Documents, evaluating and enforcing their rights and remedies thereunder, and the preparation, negotiation, execution, delivery, or enforcement of this Agreement or the Loan Documents, the exploration, development, preparation, negotiation, execution, delivery or enforcement of the Alternative Path, and any agreements contemplated hereby and expenses which shall be at any time incurred or sustained by the Agent or any Lender or any of their respective directors, officers, employees, or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any documents contemplated hereby.

17.           Further Assurances. The Loan Parties shall execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

18.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Agent, the Lenders and their respective successors and assigns.

19.           Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or right of the Agent or any Lender to rely upon them.

20.           Release.

(i)            In consideration of the agreements of the Agent and Lenders contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its past, present and future Subsidiaries, successors, assigns, managers, members, officers, directors, agents, employees, professionals and other representatives (solely in their capacity as such and not in any other capacity) (the “Loan Party Releasing Parties,” and each, a “Loan Party Releasing Party”), and each Significant Stakeholder (as identified on the signature pages hereto), on behalf of itself and its past, present and future successors and assigns (the “Stockholder Releasing Parties,” and each, a “Stockholder Releasing Party,” and together with the Loan Party Releasing Parties, the “Releasing Parties,” and each, a “Releasing Party”), hereby absolutely, unconditionally, and irrevocably releases, remises, and forever discharges the Agent and each Lender and each of their respective past, present and future stockholders, members, partners, managers, principals, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, professionals, agents, and other representatives, and their respective successors and assigns (the “Released Parties,” and each, a “Released Party”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages, and any and all other claims, counterclaims, defenses, rights of set off, demands, and liabilities whatsoever (each, individually, a “Claim,” and collectively, “Claims”) of every kind and nature, known or unknown, at law or in equity, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, which any such Releasing Party may now or hereafter own, hold, have, or claim to have against any Released Party for, upon, or by reason of any circumstance, action, cause, omission, event or thing whatsoever which arises at any time on or prior to the Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Loan Documents, or transactions contemplated hereunder or thereunder.

(ii)           Each Releasing Party understands, acknowledges, confirms, and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release. Each of the Loan Parties acknowledges and agrees that the foregoing release is a material inducement to the Agent’s and the Lenders’ execution of this Agreement and, but for the foregoing release, the Agent and the Lenders would not be willing to enter into this Agreement.

(iii)          Each Releasing Party agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect, in any manner, the final, absolute, and unconditional nature of the release set forth above.

(iv)          Each Releasing Party covenants and agrees never to institute or cause to be instituted or continue prosecution of, or to support, cooperate with or induce any other Person in connection with, any suit or other form of action or proceeding of any kind or nature whatsoever against any Released Party by reason of or in connection with any of the Claims.

(v)           Each Releasing Party covenants and agrees that in any suit or other form of action or proceeding brought in violation of this Section 20, (a) the Released Parties shall be entitled to payment of all fees, costs and expenses (including fees, costs and expenses of attorneys) incurred in connection with such suit or other form of action or proceeding from the applicable Releasing Party, and (b) the Releasing Parties shall indemnify and hold harmless the Released Parties with respect thereto to the fullest extent provided to the Indemnitees under Section 8.5 of the Credit Agreement, which the signatories hereto each acknowledge and agree to be bound for purposes of this Agreement, as if fully set forth herein. Any such payments made pursuant to this Section 20(v) shall be made at the time such indemnified amounts are incurred, and in any event within ten (10) Business Days of written demand therefor.

21.           Severability. The fact that any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable as to any particular situation shall not impair or invalidate the remainder of this Agreement or the application of such provision to any other situation.

22.           Reviewed by Attorneys. Each Loan Party and each Significant Stakeholder represents and warrants to the Agent and each Lender that such Loan Party (i) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (ii) has been afforded the opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as such Loan Party may wish, and (iii) has entered into this Agreement and executed and delivered all documents in connection here with of its own free will and accord and without threat, duress, or coercion of any kind by any person. Each Loan Party acknowledges and agrees that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one party than another based upon which party drafted the same, it being acknowledged that all the parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

23.           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Section 8.12 and Section 8.13 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

24.           Counterparts. This Agreement may be executed in any number of counterparts, and by each party on separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by PDF shall be effective as delivery of a manually executed counterpart of this Agreement.

25.           Amendments; Waivers; Consents. This Agreement may be amended, modified, supplemented or restated only by a written instrument executed by each of the parties hereto. The terms of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach, whether or not similar, and no such waiver shall operate or be construed as a continuing waiver unless so provided. No delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

BORROWER:

PRESTO AUTOMATION LLC
(F/K/A E LA CARTE, LLC)
(F/K/A VENTOUX MERGER SUB II LLC)

By:	/s/ Gee Lefevre
Name:	Gee Lefevre
Title:	Interim Chief Executive Officer

PARENT:

PRESTO AUTOMATION INC.
(F/K/A VENTOUX CCM ACQUISITION CORP.)

By:	/s/ Gee Lefevre
Name:	Gee Lefevre
Title:	Interim Chief Executive Officer

[Signature Page to Forbearance Agreement]

AGENT:

METROPOLITAN PARTNERS GROUP ADMINISTRATION, LLC

By:	/s/ Paul Lisak
Name:	Paul K. Lisiak
Title:	Managing Partner

[Signature Page to Forbearance Agreement]

LENDERS:

METROPOLITAN LEVERED PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul Lisak
Name:	Paul K. Lisiak
Title:	Managing Partner

METROPOLITAN PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul Lisak
Name:	Paul K. Lisiak
Title:	Managing Partner

METROPOLITAN OFFSHORE PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul Lisak
Name:	Paul K. Lisiak
Title:	Managing Partner

CEOF HOLDINGS LP

By: CORBIN CAPITAL PARTNERS, L.P., its Investment Manager:

By:	/s/ Daniel Friedman
Name:	Daniel Friedman
Title:	General Counsel

[Signature Page to Forbearance Agreement]

SIGNIFICANT STAKEHOLDERS:

ROMULUS CAPITAL I, L.P.

By: Romulus Capital Partners I, LLC, its General Partner

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

ROMULUS CAPITAL II, L.P.

By: Romulus Capital Partners II, LLC, its General Partner

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

ROMULUS CAPITAL III, L.P.

By: Romulus Capital Partners II, LLC, its General Partner

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

REMUS CAPITAL IV, L.P.

By: Remus Capital IV GP, LLC

By:	/s/ Krishna Gupta
Name:	Krishna K. Gupta
Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]

ROMULUS ELC B3 SPECIAL OPPORTUNITY, L.P.

By: Romulus GP, its General Partner

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

ZAFFRAN SPECIAL OPPORTUNITIES LLC

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

KKG ENTERPRISES LLC

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

PRESTO CA LLC

By:	/s/ Joseph McCoy
Name:	Joseph McCoy
Title:	Authorized Signatory

REMUS CAPITAL SERIES B II, L.P.

By: Remus Capital IV GP, LLC

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]